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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports, dated February 9, 1998, included in Allied Holdings, Inc.'s Form 10-K for the year ended December 31, 1997 and to all reference to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Atlanta, Georgia
February 9, 1999